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                                AMENDMENT NO. 6

                           Dated as of March 31, 1999

                                       to

                                CREDIT AGREEMENT
                           Dated as of March 12, 1997

                                     and to

                               SECURITY AGREEMENT
                         Dated as of September 4, 1998


         PENNCORP FINANCIAL GROUP, INC., a Delaware corporation (the "Company"), the lenders signatory to the Credit Agreement referred to below (the "Banks"), the Managing Agents and the Co-Agents named therein (the "Agents") and THE BANK OF NEW YORK, as administrative agent for the Banks (the "Administrative Agent"), hereby agree as follows:

                                       I.

                                CREDIT AGREEMENT

         1. Credit Agreement. (a) Reference is hereby made to the Credit Agreement, dated as of March 12, 1997, among the Company, the Banks, the Agents and the Administrative Agent (as amended, modified or waived prior to the date hereof, the "Credit Agreement"). Terms used in this Amendment No. 6 (this "Amendment") that are defined in the Credit Agreement and are not otherwise defined herein are used herein with the meanings therein ascribed to them.

            (b) The Credit Agreement as amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects confirmed, approved and ratified.

         2. Amendments to the Credit Agreement. Upon and after the Amendment No. 6 Effective Date (as defined below), the Credit Agreement shall be amended as follows:

            (a) Section 1.01 is hereby amended:

                (i) to add, in alphabetical order, the following new definitions:

            "Amendment No. 6" shall mean Amendment No. 6, dated as of March 31, 1999, to the Agreement.

            "Amendment No. 6 Effective Date" shall have the meaning ascribed to that term in Amendment No. 6.


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            "Applicable Base Rate Margin" shall mean 1.875%; provided that on
January 1, 2000, the Applicable Base Rate Margin shall be increased to 2.125%.

            "Bank Account" shall mean a deposit or other bank account, "money fund" account or fund, or like arrangement. "Deposit account" shall have the meaning ascribed to that term in the Uniform Commercial Code.

            "Basic Documents" shall mean, as applied to any Person, (a) such Person's certificate of incorporation or charter or, if such Person is a partnership, its partnership agreement; (b) such Person's by-laws or the equivalent thereof; and (c) the Contracts, securities and instruments evidencing or relating to such Person's outstanding Indebtedness and Capital Securities.

            "Capital Security" shall mean, with respect to any Person, (a) any share of capital stock of or other unit of ownership interest in such Person or
(b) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of or other unit of ownership interest in such Person.

            "Cisco Financing" shall mean a Contract between Kivex and Cisco Systems Capital Corporation providing for Indebtedness of Kivex to Cisco Systems Capital Corporation in a principal amount not in excess of $3,000,000, and consistent with the business terms and conditions set forth on Amended
Schedule 2(a)(i) to Amendment No. 6.

            "Company Security Agreement" shall mean the Security Agreement, dated as of September 4, 1998, between The Bank of New York, as Collateral Agent, and the Company.

            "Commitment Stepdown Date" shall mean (a) the date on which the closing contemplated by the Original PennUnion Purchase Contract occurs, or (b) if the Termination Date shall have occurred and an Other Designated Asset Purchase Contract providing for the sale of the PennUnion Assets shall have been entered into, the date of the closing under such Other Designated Asset Purchase Contract with respect to the PennUnion Assets.

            "Core Assets" shall mean Security Life and Trust Insurance Company, Occidental Life Insurance Company, American-Amicable Life Insurance Company of Texas, and Southwestern Life Insurance Company and each of their respective Subsidiaries.

            "Designated Asset Sales" shall mean the First PennUnion Sale, the PIC Sale, the United Life Sale, the Kivex Sale and any Other Designated Asset Sale.

            "Designated Asset Sale Proceeds" shall have the meaning ascribed to that term in Section 8.29(b).

            "Depositary Bank" shall mean a Person listed under the caption "Depositary Bank" on Amended Schedule 8.29(a) to Amendment No. 6.

            "Existing Liability" shall mean any Liability of a Subsidiary to another Subsidiary outstanding on the Amendment No. 6 Effective Date, to the extent set forth on Amended Schedule 8.08(b) to Amendment No. 6.

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            "Existing Securing Party" shall have the meaning ascribed to that term in Section 8.19(a)(ii).

            "First PennUnion Sale" shall mean the sale of the PennUnion Assets pursuant to the Original PennUnion Purchase Contract.

            "Kivex" shall mean Kivex, Inc., a corporation organized under the laws of Delaware.

            "Kivex Sale" shall mean the sale or other disposition of all or substantially all of the Capital Securities or the assets of Kivex.

            "Knightsbridge" shall mean KB Management, L.L.C., a New York limited liability company.

            "Knightsbridge Management Agreement" shall mean the Advisory and Management Services Agreement effective January 1, 1998 among KB Management, L.L.C. (formerly known as Knightsbridge Management, L.L.C.) and the Subsidiaries parties thereto.

            "Mandated Capital Requirement" shall mean, as applied to an Insurance Company, an order or other directive, in writing, from the Applicable Insurance Regulatory Authority having jurisdiction over such Insurance Company requiring such Insurance Company to increase its capital by a specified amount.

            "Mandated Capital Requirement Capital Securities" shall mean Capital Securities of the Company:

                (i) that were issued and sold to raise funds to fund a Mandated Capital Requirement;

                (ii) the net proceeds (gross proceeds minus underwriting discounts and commissions, or placement fees and expenses) of which were not in excess of the amount of such Mandated Capital Requirement minus the amount of all funds (including those in the Collateral Account) then available to the Company for such purpose ("Available Funds");

                (iii) the net proceeds of which were in fact used to fund such Mandated Capital Requirement; and

                (iv) was duly authorized by resolution (the "Resolution") of the Board of Directors of the Company;

provided that on or before the issuance and disposition of such Capital Securities, the Administrative Agent shall have received a certificate (to which shall be attached a copy of the order or other directive (the "Order") requiring such Mandated Capital Requirement and a copy of the Resolution) of the Financial Officer (the delivery of which shall constitute a representation and warranty made at the time of the delivery of such certificate that such certificate is true and correct) stating that:

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            (x) the attached copies of the Order and of the Resolution are true and correct copies and, in the case of the Resolution, such Resolution was duly adopted by the Board of Directors of the Company, and such Order and Resolution continue to be in full force and effect; and

            (y) the amount of the Available Funds is the amount specified in the certificate and that there are no other funds available to the Company to fund the Mandated Capital Requirement.

            "Mandated Capital Requirement Indebtedness" shall mean Indebtedness of the Company that:

            (i) was incurred to fund a Mandated Capital Requirement;

            (ii) was not in excess of the amount of such Mandated Capital Requirement minus the amount of all funds (including those in the Collateral Account) then available to the Company for such purpose ("Available Funds");

            (iii) was in fact used to fund such Mandated Capital Requirement;

            (iv) was duly authorized by the Board of Directors of the Company by a resolution (the "Resolution"), which shall include the determination of the Board of Directors that the amount required to fund such Mandated Capital Requirement cannot be raised through the sale of the Company's Capital Securities; and

            (v) is Subordinated;

provided that on or before the incurrence of such Indebtedness, the Administrative Agent shall have received a certificate (to which shall be attached a copy of the order or other directive (an "Order") requiring such Mandated Capital Requirement and a copy of the Resolution referred to above) of the Financial Officer (the delivery of which shall constitute a representation and warranty made at the time of the delivery of such certificate that such certificate is true and correct) stating that:

            (x) the attached copies of the Order and of the Resolution are true and correct copies and, in the case of the Resolution, such Resolution as was duly adopted by the Board of Directors of the Company, and continue to be in full force and effect; and

            (y) the amount of the Available Funds is the amount specified in the certificate and that there are no other funds available to the Company to fund the Mandated Capital Requirement.

            "New Securing Party" shall have the meaning ascribed to that term in Section 8.19(a)(ii).

            "Operating Bank Account" shall mean a Bank Account of an Operating Bank Account Subsidiary that is listed on Amended Schedule 8.29(a) to Amendment No. 6.

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            "Operating Bank Account Indebtedness" shall mean the obligation of the Company to pay to an Operating Bank Account Subsidiary amounts from time to time transferred by such Operating Bank Account Subsidiary to the Company from its Operating Bank Accounts pursuant to Section 8.29(b).

            "Operating Bank Account Subsidiary" shall mean a Subsidiary (other than an Insurance Company or a Subsidiary of an Insurance Company) in whose name an Operating Bank Account is maintained.

            "Original PennUnion Purchase Contract" shall mean the "PennUnion Purchase Contract" as that term is defined in the PennUnion Consent.

            "Other Designated Assets" shall mean Property that is the subject of an Other Designated Asset Purchase Contract, which Property, after the Termination Date, may include the PennUnion Assets, but in no event, or at any time, may include Property that is, or at any time was, the subject of the PIC Purchase Contract or the United Life Purchase Contract, or that is the Capital Securities or Assets of Kivex or of Marketing One Financial Corporation or any of its Subsidiaries.

            "Other Designated Asset Sale" shall mean a sale of Other Designated Assets (which may include a sale of Other Designated Assets pursuant to a Reinsurance Transaction) pursuant to an Other Designated Asset Purchase Contract.

            "Other Designated Asset Purchase Contract" shall mean a Contract, in form and substance, and between Persons, satisfactory to the Majority Banks, providing for the sale of the Property subject to such Contract.

            "PennUnion Assets" shall mean the Property that is the subject of the Original PennUnion Purchase Contract.

            "PennUnion Consent" shall mean the consent of the Banks to the First PennUnion Sale pursuant to the terms of Amendment No. 5 to the Credit Agreement.

            "Permitted Liability" shall mean any Liability, other than Indebtedness, of a Subsidiary to another Subsidiary that arises after the Amendment No. 6 Effective Date under a Contract listed on the Exhibit to Amended Schedule 8.08(b) to Amendment No. 6, as such Contract is in effect on the Amendment No. 6 Effective Date.

            "Permitted Operating Account Withdrawal" shall mean a withdrawal from an Operating Bank Account to fund a payment listed or described on Amended
Schedule 8.29(b) to Amendment No. 6, subject to any limitations there set forth; provided that such Amended Schedule 8.29(b) shall not constitute part of Amendment No. 6 until the Section 8.29 Effective Date.

            "Permitted Stock Option" shall mean a Scheduled Stock Option and a Stock Option issued pursuant to a Scheduled Stock Option Plan, provided that, in the case of such Schedule Stock Option, it is in the form it existed on the Amendment No. 6 Effective Date and, in the case of a Stock Option issued pursuant to a Scheduled Stock Option Plan, such Scheduled

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Stock Option Plan was in the form it existed on the Amendment No. 6 Effective
Date on the date of such issuance, without, in the case of either such Scheduled Stock Option or Scheduled Stock Option Plan giving effect to any amendments on or after the Amendment No. 6 Effective Date other than, in the case of Scheduled Stock Option Plans which provide for the issuance of Stock Options relating to the Company's shares of common stock $.01 par value, amendments entered into after the Amendment No. 6 Effective Date which amend such Scheduled Stock Option Plans only to provide for increases in the number of shares of such common stock that may be subject to Stock Options issuable thereunder in an amount, in the aggregate for all such amendments of all such Schedule Stock Option Plans, such that the number of shares of such common stock thereafter issuable under such Scheduled Stock Option Plans together with the number of shares of such common stock subject to Scheduled Stock Options outstanding on the Amendment No. 6 Effective Date, will not exceed 22.5 % of the Company's issued and outstanding shares of such common stock on the Amendment No. 6 Effective Date.

            "PIC Consent" shall mean the consent of the Banks to the PIC Sale as defined in the letter dated January 15, 1999 from the Bank of New York to the Company.

            "PIC Purchase Contract" shall have the meaning ascribed to that term in the definition of PIC Sale.

            "PIC Sale" shall mean the sale of assets contemplated by that certain Stock Purchase Agreement (the "PIC Purchase Contract") dated December 31, 1998, between Pacific Life and Accident Insurance Company and General Electric Financial Assurance Holdings, Inc., in the form executed, as of the Amendment No. 5 Effective Date, as such form may be amended or modified from time to time after the Amendment No. 5 Effective Date, provided that any such amendment or modification was, in the sound business judgment of the Company and its Board of Directors, in the best interests of the Company, and provided further that any such amendment or modification that reduced the aggregate consideration to be received by the Company or the net cash component thereof was consented to in writing by the Majority Banks; it being under-stood that the reduction of the consideration to be received by the Company pursuant to the exercise by the purchaser of a right under the PIC Purchase Contract or because an insurance regulator required that a portion of the consideration be invested in an Insurance Company would not be a reduction in the consideration to be received by the Company requiring the consent of the Majority Banks.

            "Possible Securing Party" shall have the meaning ascribed to that term in Section 8.19(a)(ii).

            "Prepayment" means, with respect to any Indebtedness, any payment on account of the principal of such Indebtedness, other than a payment of principal at a regularly scheduled maturity (without giving effect to any acceleration or required or optional prepayment), whether such payment is by way of purchase, repayment, defeasance, redemption or other entitlement, whether such payment is made by the Person obligated in such Indebtedness or another Person.

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            "Questionnaire" shall mean a Questionnaire in the form attached hereto as Amended Schedule 4(a)(v) to Amendment No. 6.

            "Reduced Commitment" shall mean, as applied to any Bank, the amount at such time of such Bank's Commitment, minus the amount set forth opposite such Bank's name under the caption "Reduced Commitment" on the signature pages hereof.

            "Scheduled InterSubsidiary Mergers" shall mean the transactions listed on Amended Schedule 8.06 to Amendment No. 6.

            "Scheduled Stock Option Plans" shall mean the Contracts listed on Amended Schedule 8.23.

            "Scheduled Stock Options" shall mean Stock Options listed on Amended Schedule 8.23 to Amendment No. 6 or issued pursuant to Scheduled Stock Option Plans.

            "Section 8.29 Effective Date" shall have the meaning ascribed to that term in Section 8.29(c).

            "Secured Obligations" shall have the meaning ascribed to that term in the Security Agreements.

            "Securing Party" shall mean a New Securing Party, an Existing Securing Party or a Possible Securing Party.

            "Stock Option" shall mean any (a) option, warrant or similar right to purchase Capital Securities of the Company or a Subsidiary and (b) "stock appreciation right", "phantom stock option" or the like the subject of which is any such Capital Security.

            "Subordinated" shall mean, in the case of Indebtedness of the Company, that is:

            (a) Mandated Capital Requirement Indebtedness, that such Indebtedness is subordinated to Senior Bank Debt (as hereinafter defined) on the same terms as the Subordinated Notes are subordinated, assuming that the Senior Bank Debt is both "Senior Indebtedness" and "Designated Senior Indebtedness", as those terms are defined in the Indenture, dated as of December 23, 1993, between the Company, as Issuer, and The Bank of New York, as Trustee;

            (b) Indebtedness, other than Operating Bank Account Indebtedness payable to a Subsidiary, that neither the principal of, nor interest on, such Indebtedness may be paid during a Default, without the prior written consent of the Majority Banks; all such Indebtedness of the Company payable to a Subsidiary shall, without any further action, be deemed to be Subordinated; provided that, in the case of any such Indebtedness payable to an Insurance Company or a Subsidiary of an Insurance Company, such Indebtedness shall be Subordinated only to the extent permitted under Applicable Law;

            (c) Operating Bank Account Indebtedness that represents a transfer of Designated Asset Sale Proceeds, that neither the principal of, nor interest on, such Indebtedness

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may be paid until the Secured Obligations are paid in full or otherwise satisfied. All such Indebtedness shall, without any further action, be deemed to be Subordinated.

For this purpose, "Senior Bank Debt" shall mean (a) the Secured Obligations and
(b) any Indebtedness of the Company the proceeds of which were used to repay
(i) the Secured Obligations or (ii) any Senior Bank Debt (including Senior Bank Debt which is such by virtue of this clause (b)), provided, that any Indebtedness that otherwise would be Senior Bank Debt shall not be Senior Bank Debt if the Persons to whom such Indebtedness is payable shall have agreed in writing that such Indebtedness shall not constitute Senior Bank Debt.

            "Termination Date" shall mean, as applied to the Original PennUnion Purchase Contract, the termination of that Contract without the closing contemplated thereby having occurred.

            "Uniform Commercial Code" shall have the meaning ascribed to that term in the Security Agreements.

            "United Life Consent" shall mean the United Life Consent Agreement, dated as of March 5, 1999 between the Company and the Banks that are signatories thereto.

            "United Life Purchase Contract" shall have the meaning ascribed to that term in the definition of United Life Consent.

            "United Life Sale" shall mean the sale of assets contemplated by the United Life Purchase Contract, dated as of February 21, 1999 among ING America Insurance Holdings, Inc., the Company, Pacific Life and Accident Insurance Company, Marketing One Financial Corporation and Marketing One, Inc., in the form attached to Amendment No. 6 to the Credit Agreement, as such form may be amended or modified from time to time after the Amendment No. 6 Effective Date; provided that any such amendment or modification that reduced the Gross Proceeds (as defined in the United Life Consent), or amended or modified any other material term of the United Life Purchase Contract, was furnished to the Banks prior to its execution and delivery and was consented to in writing by the Majority Banks.

            "Year 2000 Problem" shall mean any significant risk that computer hardware, software or equipment containing embedded microchips essential to the business or operations of the Company or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively and reliably as in the case of times or time periods before January 1, 2000, including the making of accurate leap year calculations.

                (ii) to amend the following existing definitions to read as follows:

            "Applicable Insurance Regulatory Authority" shall mean, for any Insurance Company, an insurance commission or similar administrative authority or agency having regulatory authority over such Insurance Company.

            "Applicable Margin" shall mean 3.875%; provided that on January 1, 2000, the Applicable Margin will be increased to 4.125%.

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            "Commitment" shall mean (i) the amount set opposite each Bank's name on the signature pages of Amendment No. 6 under the caption "Initial Commitment" and, on and after the Commitment Stepdown Date, under the caption "Reduced Commitment", or, in the case of a Bank that becomes a Bank pursuant to an assignment, the amount of the assignor's Commitment assigned to such Bank (in either case as the same may be terminated or reduced at any time or from time to time pursuant to Section 2.04, canceled pursuant to Section 9 or increased or reduced at any time or from time to time pursuant to assignments made in accordance with Section 11.06) or (ii) as the context may require, the obligation of each Bank to make RC Loans in an aggregate unpaid principal amount not exceeding such amount.


            "Existing Indebtedness" shall mean any Indebtedness outstanding on the Amendment No. 6 Effective Date, to the extent set forth on Amended Schedule 8.08(a) to Amendment No. 6.

            "Information" shall mean data, certificates, reports, statements (including financial statements), opinions of counsel delivered to the Administrative Agent and the Banks pursuant to the provisions of the Loan Documents, documents and other information, in each case delivered by the Company or a Subsidiary (or, in the case of any such being delivered in writing by any third party, at the request of the Company or a Subsidiary) to the Administrative Agent or any Bank.

         "Interest Coverage Ratio" shall mean, as of any date,

                                     A + B
                                     -----
                                     C + D

         where

            A is equal to the earnings of the Insurance Companies (determined on a consolidated basis, without duplication, in accordance with SAP and (x) for the purposes of the covenant set forth in Section 8.11(a), before adjustment for capital gains or losses (as such amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent Statutory Statement of each Insurance Company at page 4, line 29, column 1 or wherever such reference is then being made) and (y) for purposes of the covenant set forth in Section 8.11(b), after adjustment for capital gains or losses (as such amount is shown, in the case of U.S.-domiciled Insurance Companies, on the most recent Statutory Statement of each Insurance Company at page 4, line 33, column 1 or wherever such reference is then being made, for the current year-to-date reporting period, plus, to the extent deducted from earnings in accordance with SAP, all interest payments under the Surplus Notes made by the Surplus Note Companies during such period, minus, to the extent not already deducted in calculating such earnings, the aggregate amount of taxes paid in cash by the Insurance Companies during such period, provided that, for purposes of calculating the "A" portion of the "Interest Coverage Ratio", there shall be excluded from the calculation of statutory earnings for calendar year 1999, up to $7,000,000 of losses, if actually incurred, in connection with the Concept 90 exchange or refund program of Security Life and Trust Insurance Company;

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

            B is equal to the amount of Net Income of the Company (before Interest Expense, taxes, depreciation, amortization, Income from Subsidiaries and other non-cash charges) and its non-Insurance Company Subsidiaries for the current year-to-date reporting period;

            C is equal to the amount of actual Charges payable by the Company for the current year-to-date reporting period; and

            D is equal to the amounts payable by the Company in respect of Interest Expense for borrowed money of the Company for the current year-to-date reporting period."

            "Investment" of any Person shall mean (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to (including Guarantees of Liabilities of), or any contribution to the capital of, any other Person and
(c) any other investment in any other Person.

            "Maturity Date" shall mean May 31, 2000.

            "Net Worth" shall mean, for the Company and its Consolidated Subsidiaries, on any date, the sum (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

            (a) total shareholders' equity, plus

            (b) to the extent not included in total shareholders' equity, Preferred Stock other than Mandatorily Redeemable Stock,

provided that, for purposes of calculating "Net Worth", there shall be excluded from total shareholders' equity unrealized gains and losses on securities available for sale as reflected on such consolidated balance sheet and provided further that for purposes of calculating "Net Worth" during calendar year 1999, the following amounts shall be excluded, but only to the extent actually incurred:

            (a) up to $5,000,000 in mortgage loan losses related to assets retained pursuant to the United Life Purchase Contract; and

            (b) up to $16,000,000 in additional asset impairment provisions and/or related disability income reserves by the Pennsylvania Life Insurance Company.

            "Reinsurance Transaction" shall mean any transaction consummated by an Insurance Company after the Amendment No. 6 Effective Date with any Person involving the reinsurance of any insurance policy then in force, including any Reinsurance Agreements that effectively represent the sale of blocks of business and/or financial reinsurance.

            "Security Agreements" shall mean each of the security agreements executed and delivered pursuant to (a) Section 8.19(a) and (b) Section 4(a)(iii) of Amendment No. 6.

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

            "Subsidiary" shall mean, for any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other Persons having similar functions) (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) are at the time, directly or indirectly, owned or controlled by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, or (ii) other ownership interests of which ordinarily constituting a majority voting interest, including any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% are, at the time, owned or controlled, directly or indirectly, by such Person. "Wholly-Owned Subsidiary" shall mean
(a) any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled, directly or indirectly and (b) any such partnership in which such Person and its Affiliates shall have 100% of such interests, provided that, for the purposes of this Agreement, PIC shall be deemed to be a Wholly-Owned Subsidiary of the Company. KB Investment Fund I, L.P., a New York limited partnership, and its Subsidiaries shall not constitute Subsidiaries. Unless otherwise specified, a Subsidiary or a Wholly-Owned Subsidiary shall mean a Subsidiary or a Wholly-Owned Subsidiary of the Company.

            (iii) to delete the following definitions from the Credit
         Agreement:

            "Additional Assets"

            "PennUnion Purchase Contract"

            "Significant Subsidiary"

            "Tier", "Tier I", "Tier II", "Tier III", "Tier IV", "Tier V," "Tier VI" and "Tier VII".

            (b) Section 2.02(b)(i)(A) of the Credit Agreement shall be amended to add the following at the end thereof:

                ", provided that no such request may be given after the
            Amendment No. 6 Effective Date."

            (c) Section 2.04(b) shall be amended to read in its entirety as follows:

                "(b) (i) On any day, prior to July 1, 1999, upon which the aggregate amount in the Collateral Account is equal to or greater than $26,000,000, the Commitments shall be permanently reduced by an amount equal to (x) the aggregate amount in the Collateral Account on such day minus (y) $25,000,000;

                (ii) on any day on or after July 1, 1999 through December 31, 1999, upon which the aggregate amount in the Collateral Account is equal to or greater than $21,000,000, the Commitments shall be permanently reduced by an amount equal to (x) the aggregate amount in the Collateral Account on such day minus (y) $20,000,000;

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

                (iii) on any day on or after January 1, 2000, upon which the aggregate amount in the Collateral Account is equal to or greater than $16,000,000, the Commitments shall be permanently reduced by an amount equal to (x) the aggregate amount in the Collateral Account on such day, minus (y) $15,000,000;

                (iv) on the Commitment Stepdown Date, the Commitments shall be reduced to the amounts set forth under the caption "Reduced Commitment" on the signature pages hereto;"

            (d) Section 2.04 of the Credit Agreement shall be amended to add the following subsection (c):

                "(c) Upon each prepayment by the Company made pursuant to
            Section 3.03(c)(ii), the aggregate amount of the Commitments shall be permanently reduced by the amount of such prepayment."

            (e) Section 2.05 shall be amended to read in its entirety as follows:

                "Section 2.05 Commitment Fee. (a) The Company shall pay to the
            Administrative Agent for the account of each Bank a commitment fee on the daily unused amount of such Bank's Commitment for each day from the Amendment No. 6 Effective Date through the Maturity Date at a rate per annum of 0.75%, payable in arrears on the Quarterly Dates.

                (b) Agent Fee. The Company shall pay to the Administrative
            Agent for its own account, in arrears, on the last Business Day of each calendar month, commencing April 30, 1999, a non-refundable agent's fee, in the amount of $15,000 per month.

            (f) Section 3.02(a) of the Credit Agreement shall be amended to add the phrase "plus the Applicable Base Rate Margin" immediately before the ";" at the end of clause (i).

            (g) Section 3.03(c) shall be amended as follows:

                (i) By designating the existing paragraph as paragraph "(i)", by changing the reference therein to "Section 2.04(b)(i) or (ii)", to "Section 2.04(b) or upon the occurrence of the Commitment Stepdown Date", and by changing the reference therein to "Section 3.03(c)" to "Section 3.03(c)(i)"; and

                (ii) By adding a new paragraph (ii) reading as follows:

                     "(ii) (A) On, in the case of the First PennUnion Sale, the
                PIC Sale, the United Life Sale, the Kivex Sale, and any Other Designated Asset Sale, the Business Day following the respective closings thereunder, the Loans shall be prepaid in the following amounts, whether or not the

                Company shall have received such amounts, as the proceeds of Operating Bank Account Indebtedness, or otherwise, (unless, in any case, the Majority Banks have agreed to a later date or a lesser amount):

                           (1) PIC Sale - $40,000,000;

                           (2) First PennUnion Sale - $70,000,000;

                           (3) United Life Sale - an aggregate amount of
                $127,000,000;

                           (4) Kivex Sale - amount equal to 100% of the net
                cash proceeds of such sale; and

                           (5) an Other Designated Asset Sale - an amount
                specified by the Majority Banks.

                           (B) The balance of the net cash proceeds of the PIC
                Sale, the First PennUnion Sale, the United Life Sale, and so much of any Other Designated Asset Sale as the Majority Banks shall have specified for that purpose, shall be deposited in the Collateral Account, and any non-cash proceeds of any such sale and the Kivex Sale, to the extent received by the Company, shall be delivered to the Collateral Agent under the Company Security Agreement, to be held and disposed of as part of the Collateral thereunder, and any such non-cash proceeds held by a Subsidiary that is not an Insurance Company or a Subsidiary of an Insurance Company and that cannot, under Applicable Law, be transferred to the Company, shall be delivered to the Collateral Agent under that Subsidiary's Security Agreement, to be held and disposed of as part of the Collateral thereunder. Cash proceeds of any non-cash proceeds shall be deposited in the Collateral Account on the Business Day next following their receipt.

            (h) Section 6.02 shall be amended by:

                (i) deleting the word "and" at the end of clause (e);

                (ii) changing the "." at the end of clause (f) to ";"; and

                (iii) adding a new clause (g) reading as follows:

                     "(g) In the case of Loans made after the Amendment No. 6 Effective Date, the balance in the Collateral Account on the date of the making of such Loans shall be zero."

            (i) Section 7.02(a) shall be amended by deleting the last sentence thereof, and replacing it with the following sentence:

            "Since December 31, 1998, there has been no material adverse change in the financial condition, results of operations, business or business prospects of the Company and its Subsidiaries, taken as a whole."

            (j) Section 7.02(b) shall be amended by deleting the last sentence thereof, and replacing it with the following sentence:

            "Since December 31, 1998, there has been no material adverse change in the financial condition, results of operations, business or business prospects of the Insurance Companies, taken as a whole."

            (k) Section 7.20 shall be amended to read in its entirety as follows:

                "7.20 Accuracy of Information. (i) All Information furnished to the Administrative Agent and each Bank by or on behalf of the Company or any Subsidiary in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose for which the same was prepared, and, in the case of any Information the preparation of which was requested by the Administrative Agent or any Bank, was complete and correct in all material respects to the extent necessary to give the Administrative Agent or such Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

                (ii) The delivery of any Information shall constitute a representation and warranty by the Company (irrespective of the identity of the Person delivering such Information) that such Information complies with Section 7.20(i), and such representation and warranty shall, for purposes of Section 9(d), be deemed to have been made at the time delivered."

            (l) to add the following new Sections 7.23 and 7.24

                "Section 7.23 Year 2000 Problem. The Company has a reasonable basis to believe that no Year 2000 Problem will cause a Material Adverse Effect.

                Section 7.24 Prepayment of Kivex. After March 31, 1999 and on or prior to the Amendment No. 6 Effective Date, there was no prepayment of the expenses of Kivex by the Company or any of its Subsidiaries."

            (m) Section 8.01 of the Credit Agreement shall be amended as follows:

                (i) to delete the period at the end of subsection (o) and replace it with ";"

                (ii) to add new subsections "(p)","(q)", "(r)" and "(s)" reading as follows:

                "(p) as soon as available (i) results of the latest regulatory reviews for each of the Core Assets, (ii) detailed GAAP consolidating and parent only financial statements as of December 31, 1998 and as of the end of each subsequent calendar quarter,
            (iii) all information pertaining to the status of the Designated Asset Sales and, if any, Other Designated Asset Sales, and (iv) all non-privileged information concerning the current status of (x) the SEC investigation and (y) the shareholder litigation;

                (q) monthly cash flow analyses detailing all cash in the
            accounting system for the Subsidiaries that are not Insurance Companies or Subsidiaries of Insurance Companies, including detailed cash receipts and cash disbursement statements, reasonable description of transactions, listing of account balances, listing of outstanding checks, cash transfers, etc., including the details of Permitted Operating Account Withdrawals, and of the calculation of the amounts of Excluded Funds; such information to be provided ten Business Days after the end of each calendar month;

                (r) within two Business Days of, in the case of a written bid, its receipt, and, in the case of a written response, its delivery, copies of each bid relating to the Kivex Sale and of each response to such bid provided that, notwithstanding the introductory clause to Section 8.01, the Company shall be obligated to deliver copies of such bids and responses only to the Administrative Agent if it has, and to such of the Banks that have, entered into reasonable confidentiality agreements with the Company with respect to such bids and responses; and

                (s) on or before May 25, 1999, copies of the recapitalization and related business plans prepared by Wasserstein, Perella & Co. and PricewaterhouseCoopers LLP; and

            (iii) to add a final new sentence reading as follows:

            "The Company will, in connection with the monthly cash flow analyses to be provided pursuant to subsection (q), provide, and cause each of its Subsidiaries to provide, access to the Banks and their advisors to their respective personnel and records."

        (n) Section 8.06 shall be amended to read in its entirety as follows:

        "8.06 Prohibition of Fundamental Changes. (a) Mergers etc. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for Scheduled InterSubsidiary Mergers and the liquidation of Kivex pursuant to
Section 8.26.

            (b) Acquisitions; Investments. The Company will not, and will not permit any of its Subsidiaries to, acquire (including by way of merger, consolidation or amalgamation) any business or Property from, or make any Investments in, or be a party to any acquisition of, any Person except for (i) acquisitions of Property and Investments made in the ordinary course of business, other than Investments in Kivex; (ii) Investments in Kivex made by the Company from the Collateral Account after the Amendment No. 6 Effective Date (A) out of the proceeds of the Cisco Financing and not in excess of $1,800,000 and (B) not out of proceeds of the Cisco Financing and not in excess of $1,100,000; and (iii) acquisitions of Property or the making of Investments specifically permitted or required under other sections of this Agreement or under any of the other Loan Documents;

         (c) Dispositions etc. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of (including by way of merger, consolidation or amalgamation), in one transaction or a series of transactions, any Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests) except for (i) dispositions of assets in the ordinary course of business that are not to Affiliates; (ii) dispositions of assets pursuant to the PIC Sale, the First PennUnion Sale, and the United Life Sale; (iii) the disposition of
(A) all or substantially all of the Capital Securities or assets of (1) Kivex, and (2) Marketing One Financial Corporation and its Subsidiaries and (B) Other Designated Assets, provided that, the Majority Banks shall have, with respect to any such disposition, waived the provisions of Section 8.06(c); (iv) in the case of the Company, dispositions or withdrawals from the Collateral Account permitted under Section 8.19(b); (v) dispositions of assets that constitute payment of (A) Indebtedness permitted under Section 8.08(a) and Liabilities permitted under Section 8.08(b); and (vi) other dispositions of assets (other than dispositions referred to in (i), (ii), (iii), (iv) and (v)) specifically permitted or required under other sections of this Agreement or under any section of any other Loan Document."

            (o) Section 8.07 shall be amended as follows:

                (i) by amending clause (g) thereof to read as follows:

                "(g) The Lien on the assets of Kivex arising under the Cisco Financing securing an aggregate principal amount not in excess of $3,000,000, together with interest accrued thereon, in accordance with the terms of the Cisco Financing;"

                     (ii) by deleting the word "and" at the end of clause (i);

                     (iii) by inserting a new clause (j) reading as follows:

                "(j) The Lien of the Buyer (as defined in the Original PennUnion Purchase Contract) on the Acquisition Notes (as defined therein);"; and

                     (iv) redesignating present clause (j) as clause (k).

            (p) Section 8.08 shall be amended to read in its entirety as follows:

            "8.08 Indebtedness; Liabilities. (a) The Company will not, and will not permit any of its Subsidiaries to, create, incur, or suffer to exist any Indebtedness except:

            (i) Indebtedness evidenced by the Surplus Notes and other Indebtedness of Subsidiaries to the Company,

            (ii) Mandated Capital Requirement Indebtedness that is
         Subordinated;

            (iii) Indebtedness in an aggregate principal amount not in excess of $3,000,000 arising under the Cisco Financing;

            (iv) Indebtedness of the Company payable to a Subsidiary (other than Operating Bank Account Indebtedness), that is Subordinated provided, that, in the case of any such Indebtedness payable to an Insurance Company or a Subsidiary of an Insurance Company, such Indebtedness shall be Subordinated only to the extent permitted under Applicable Law;

            (v) Existing Indebtedness which, in the case of Indebtedness of the Company payable to a Subsidiary, shall be Subordinated provided, that, in the case of any such Indebtedness payable to an Insurance Company or a Subsidiary of an Insurance Company, such Indebtedness shall be Subordinated only to the extent permitted under Applicable Law;

            (vi) Operating Bank Account Indebtedness, provided that any Operating Bank Account Indebtedness that represents the transfer of Designated Asset Sale Proceeds is Subordinated;

            (vii) endorsements of negotiable instruments in the ordinary course of business;

            (viii) surety bonds issued in respect of obligations described in
         Section 8.07(d); and

            (ix) Existing Liabilities to the extent they constitute Indebtedness of a Subsidiary to another Subsidiary.

         (b) The Company will not permit any of its Subsidiaries to create, incur or suffer to exist any Liabilities to another Subsidiary except:

            (i) Existing Liabilities;

            (ii) Permitted Liabilities; and.

            (iii) Liabilities specifically permitted or required under other sections of this Agreement or the other Loan Documents.

         (q) Section 8.09 shall be amended to read in its entirety as follows:

            "8.09 Dividends. [This Section deliberately left blank]"

         (r) Section 8.10 shall be amended to read in its entirety as follows:

            "8.10 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed (i) 60% at any time during the quarterly period ending December 31, 1998; (ii) 62% during the quarterly period ending March 31, 1999; (iii) if the First PennUnion Sale closes on or before June 30, 1999, (A) 49% at any time during the quarterly period ending June 30, 1999, (B) 50% at any time during the quarterly periods ending September 30, 1999 and December 31, 1999, and (C) 51% at any time thereafter; and (iv) if the Termination Date of the Original PennUnion Purchase Contract shall have occurred on or before June 30, 1999, (A) 54% at any time during the quarterly period ending June 30, 1999, (B) 55% at any time during the quarterly period ending September 30, 1999, (C) 50% at any time during the quarterly period ending December 31, 1999 and (D) 51% at any time thereafter."

         (s) Section 8.11 shall be amended to read in its entirety as follows:

            "8.11 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than (a) (i) 0.7 to 1.0 for the current year-to-date period ending March 31, 1999, (ii) 1.0 to 1.0 for the current year-to-date periods ending June 30, 1999, September 30, 1999, and December 31, 1999, and (iii) 1.1 to 1.0 thereafter; where component "A" of the definition of Interest Coverage Ratio is determined before adjustment for capital gains or losses as set forth in such definition; and (b) (i) 0.5 to 1.0 for the current year-to-date period ending March 31, 1999, (ii) 0.9 to 1.0 for the current year-to-date periods ending June 30, 1999, September 30, 1999, and December 31, 1999, and (iii) 1.0 to 1.0 thereafter, where component "A" of the definition of Interest Coverage Ratio is determined after adjustment for capital gains or losses as set forth in such definition. This Covenant 8.11 shall not be applicable for the period ended December 31, 1998."

         (t) Section 8.12 shall be amended to read in its entirety as follows:

            "8.12 Minimum Total Adjusted Capital. (a) The Company will not permit the Total Adjusted Capital of each of (i) Southwestern Life Insurance Company, (ii) Pioneer American Insurance Company, (iii) Union Bankers Insurance Company, (iv) Constitution Life Insurance Company (v) United Life and Annuity Insurance Company, (vi) Pioneer Security Life Insurance Company, (vii) Security Life and Trust Insurance Company, (viii) Peninsular Life Insurance Company,
(ix) Marquette Life Insurance Company, and (x) American-Amicable Life Insurance Company (so long as such Persons are Subsidiaries) at any time to be less than 200% of the Company Action Level Risk Based Capital for such Insurance Company.

         (b) The Company will not permit the Total Adjusted Capital of each of
(i) Occidental Life Insurance Company, and (ii) Pacific Life and Accident Insurance Company at any time to be less than 150% of the Company Action Level Risk Based Capital for such Insurance Company.

         (c) The Company will not permit the Total Adjusted Capital of each of
(i) Professional Insurance Company and (ii) Pennsylvania Life Insurance Company at any time to be less than 70% of the Company Action Level Risk Based Capital for such Insurance Company."

         (u) Section 8.13 shall be amended to read in its entirety as follows:

            "8.13 Net Worth. The Company will not permit the Net Worth at any time to be less than (i) $389,000,000 during the quarterly period ending December 31, 1998, (ii) $350,000,000 during the quarterly period ending on March 31, 1999, (iii) $337,000,000 during the quarterly period ending June 30, 1999, (iv) $328,000,000 during the quarterly period ending September 30, 1999,
(v) $318,000,000 during the quarterly period ending December 31, 1999, and (vi) $309,000,000 during the quarterly period ending March 31, 2000, and during each quarterly period thereafter."

         (v) Section 8.16 shall be amended to read in its entirety as follows:

            "8.16. Use of Proceeds. The Company will use the proceeds of the Loans only to pay interest on the Loans and the Subordinated Notes."

         (w) Section 8.17 shall be amended to read in its entirety as follows:

            "8.17 Modifications of Basic Documents. The Company will not, and will not permit any of its Subsidiaries to, enter into or consent to any amendment, supplement or other modification of its Basic Documents, other than amendments to Surplus Notes required by Applicable Insurance Regulatory Authorities."

         (x) Section 8.19 shall be amended to read in its entirety as follows:

            "8.19 Security. (a) On or prior to:

            (i) in the case of each New Securing Party (as hereinafter defined), the Amendment No. 6 Effective Date, (each New Securing Party, each Possible Securing Party (as hereinafter defined) and each Existing Securing Party (as hereinafter defined), collectively, the "Securing Parties"), and

            (ii) on or before the fifth Business Day after it is determined that a Possible Securing Party will not be sold pursuant to the PennUnion Purchase Contract, the PIC Purchase Contract or the United Life Purchase Contract,

the Company shall cause each New Securing Party and Possible Securing Party, as the case may be, to execute and deliver one or more security agreements, in the form, of Amended Schedule 4(vi) to Amendment No. 6 (those Security Agreements, together with the Security Agreements of the Existing Securing Parties, the "Security Agreements"), together with such other instruments and other documents as the Majority Banks may request, the possession of which is necessary or appropriate in the determination of the Majority Banks to create or perfect a first priority security interest in favor of the Banks in the Collateral under Applicable Law, including but not limited to the certificates representing the Pledged Securities, together with undated stock powers for such certificates duly executed in blank and duly executed UCC-1 financing statements, and the Company shall thereafter take all such action to ensure that the Banks have a perfected first priority security interest in the Collateral. For this purpose, a "New Securing Party" shall mean a Subsidiary (x) that is not an Insurance Subsidiary, or a Subsidiary of an Insurance Company, (y) that did not deliver a Security Agreement prior to the Amendment No. 6 Effective Date, and
(z) that is not a Possible Securing Party; a "Possible Securing Party" shall mean a Subsidiary listed on Amended Schedule 8.19 to Amendment No. 6; and an "Existing Securing Party" shall mean the Company and each Subsidiary that did deliver a Security Agreement prior to the Amendment No. 6 Effective Date.

         (b) The Company shall deposit any and all cash held or received by the Company into the Collateral Account and shall be entitled to withdraw funds therefrom solely for (i) prepaying the Loans (including prepayments pursuant to Section 3.03(c)(i) but not prepayments pursuant to Section 3.02(c)(ii)), (ii) paying (x) Interest Expenses of the Company, (y) ordinary course operating expenses of the Company that are currently due and are not prepayments of such expenses, and (z) unpaid restructuring charges of the Company principally connected to the Company's closing of its Maryland and New York offices and incurred after the Amendment No. 6 Effective Date in an amount not to exceed $12,000,000 minus the aggregate of the amounts set forth on Amended Schedule 8.19(b) to Amendment No. 6, (iii) making capital contributions to Insurance Company Subsidiaries pursuant to Mandated Capital Requirements, (iv) making Investments after the Amendment No. 6 Effective Date in Kivex (A) out of the proceeds of the Cisco Financing in an aggregate amount not more than $1,800,000 and (B)in an aggregate amount not in excess of $1,100,000, but only after the proceeds of the Cisco Financing in an amount not less than $800,000 have been so invested, and only on or before June 30, 1999, (v) paying Operating Bank Account Indebtedness and (vi) after an Event of Default, paying its Secured Obligations; provided that, except for withdrawals pursuant to clauses (v) and
(vi), no Default shall exist at the time of such withdrawal. Any withdrawal by the Company from the Collateral Account shall be deemed a representation and warranty by the Company made at the time of such withdrawal that such withdrawal is in accordance with this Section 8.19(b) and that the funds so withdrawn shall be used by the Company only for the purposes specified in this
Section 8.19(b)."

         (y) Section 8.21 shall be amended to read in its entirety as follows:

            "8.21 Restricted Payments. (a) The Company shall not make any payment on account of any purchase, redemption, retirement, exchange, conversion of or dividend on any of the Company's Capital Securities, except for purchases set forth on Amended Schedule 8.21 to Amendment No. 6.

         (b) The Company shall not permit any Subsidiary to make any payment on account of (i) any dividend on the Company's Capital Securities or (ii) any purchase, redemption, retirement, exchange or conversion of any of such Subsidiary's Capital Securities except for purchases set forth on Amended
Schedule 8.21 to Amendment No. 6."

         (z) To add the following new Sections 8.22, 8.23, 8.24, 8.25, 8.26, 8.27, 8.28, 8.29, 8.30, 8.31 and 8.32.

         "Section 8.22 Prepayment of Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, make any Prepayment of any of its Indebtedness, except for, (a) in the case of the Company, the Loans and Operating Bank Account Indebtedness, (b) in the case of Insurance Subsidiaries, the Surplus Notes, (c) in any case, prepayments set forth on Amended Schedule
8.22 to Amendment No. 6, and (d) in the case of Kivex, Prepayment of Indebtedness of Kivex in connection with the liquidation of Kivex pursuant to
Section 8.26.

         Section 8.23 Issuance or Disposition of Capital Securities. The Company will not, and will not permit any of its Subsidiaries to, issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary, except for (a) dispositions of Capital Securities pursuant to the PIC Sale, the PennUnion Sale and the United Life Sale; (b) dispositions of all or substantially all of the Capital Securities of Kivex, and of other Capital Securities, for the disposition of which the Majority Banks shall have waived the provisions of Section 8.06(c); (c) issuances and dispositions of Capital Securities set forth on Amended Schedule 8.23 to Amendment No. 6; (d) issuances and dispositions of Mandated Capital Requirement Capital Securities, (e) issuances by the Company of its Capital Securities pursuant to the exercise of Permitted Stock Options and (f) dividends paid in kind on the preferred stock of Southwestern Financial Corporation. Section 8.24 Reinsurance Transactions. The Company will not, and will not permit any of its Subsidiaries to, on or after the Amendment No. 6 Effective Date, enter into any Reinsurance Transaction, except for (a) Reinsurance Transactions that are entered into in the ordinary course of an Insurance Company's business and that are limited to and consist only of the ceding of risks that are in excess of such Insurance Company's retention limits and (b) the Reinsurance Transactions contemplated by the Original PennUnion Purchase Contract.

         Section 8.25 Year 2000 Covenant. The Company is reviewing its operations and those of its Subsidiaries with a view to assessing whether its businesses, or the businesses of any of its Subsidiaries, will be vulnerable to a Year 2000 Problem or will be vulnerable to the effects of a Year 2000 Problem suffered by any of the Borrower's or any of its Subsidiaries' major commercial counter-parties. The Company shall take all actions necessary and commit adequate resources to assure that its computer-based and other systems, and those of all of its Subsidiaries, are able effectively to process data, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a Material Adverse Effect. At the request of the Agent, the Company will provide the Banks with reasonable assurances and substantiations, including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business, reasonably acceptable to the Banks as to the capability of the Company and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000 without a year 2000 Problem causing a Material Adverse Effect.

         Section 8.26 Sale or Liquidation of Kivex. The Company shall, on or before June 30, 1999, either have sold all or substantially all of the Capital Securities or assets of Kivex in a transaction with respect to which the Majority Banks shall have waived the provisions of Section 8.06(c), or, subject to the next two succeeding sentences, have commenced the liquidation of Kivex, and shall apply the net proceeds of any such sale or liquidation to the prepayment of the Loans. The Company need not commence the liquidation of Kivex by June 30, 1999 to the extent, and so long as, its existence can be continued without any further Investment by any Person. On any date on which such is not the case, the Company shall commence the liquidation of Kivex. In any event, a Kivex Sale shall have been closed by July 31, 1999, unless Kivex shall have been previously liquidated.

         In connection with a Kivex Sale, the Company shall be entitled to receive a release of any Security Interest on, if such sale is of the Capital Securities of Kivex, such Capital Securities or, if such sale is of the assets of Kivex, such assets.

         Section 8.27 Bonus; Severance, Etc. Payments. The Company will not, and will not permit its Subsidiaries to make bonus, severance and similar payments to officers and directors of the Company or any of its Subsidiaries, except pursuant to Contracts listed on Amended Schedule 8.27 to Amendment No. 6 as such Contracts are in effect on the Amendment No. 6 Effective Date.

         Section 8.28 Bank Accounts. The Company will not, and will not permit any Subsidiary (other than an Insurance Company or a Subsidiary of an Insurance Company) to, after the Amendment No. 6 Effective Date, open any Bank Account, without the prior written consent of the Administrative Agent.


         Section 8.29. Operating Bank Accounts. (a) Subject to Section 8.29(c),the Company shall cause each Operating Bank Account Subsidiary to deposit into its Operating Bank Account all money, instruments and other cash items received by such Operating Bank Account Subsidiary from time to time after the Amendment No. 6 Effective Date, including, in the case of Knightsbridge, all payments received by it under the Knightsbridge Management Agreement.

         (b) (i) (A) Subject to Section 8.29(c), (1) the Company shall cause each Operating Bank Account Subsidiary, with respect to each of its Operating Bank Accounts, to transfer, at the close of business on the last Business Day of each week (a "Transfer Date") on which there is a Book Balance (as hereinafter defined) of good funds in such Operating Bank Account at such time, such Book Balance (except to the extent such Book Balance represents Excluded Funds) to: (aa) to the extent such balance represents the proceeds of a Designated Asset Sale or an Other Designated Asset Sale ("Designated Asset Sale Proceeds"), first, the Administrative Agent for application toward the satisfaction of the Company's obligation under Section 3.03(c)(ii)(A) in respect of such Designated Asset Sale or Other Designated Asset Sale, second, to the extent of any excess, to the Collateral Agent for deposit in the Collateral Account, and, (bb) to the extent any such Book Balance does not represent the proceeds of a Designated Asset Sale, to the Collateral Agent for deposit in the Collateral Account.

            (B) The Bank of New York and each of the other Depositary Banks are hereby irrevocably authorized by the Company on behalf of itself and each such Operating Bank Account Subsidiary to make such transfers.

            (C) Each such transfer shall be a loan by such Operating Bank Account Subsidiary to the Company, and shall constitute Operating Bank Account Subsidiary Indebtedness; provided that Operating Bank Account Subsidiary Indebtedness that represents a transfer of Designated Asset Sale Proceeds shall be Subordinated.

            (D) "Excluded Funds" shall mean funds deposited in an Operating Bank Account, the transfer of which the Majority Banks, on the advice of counsel, have determined prior to the Section 8.29 Effective Date would violate Qualified Agreements or Cited Applicable Law or are otherwise not to be transferred, provided that, in any event, Excluded Funds shall include balances representing the deposit of withholding taxes (including those for wages, FICA, FUTA and similar employment or employee taxes) and other balances, the transfer of which would subject the Company or any of its directors, officers or employees to any criminal or statutory civil liability. "Qualified Agreements" shall mean Contracts that were executed and delivered and became effective prior to March 1, 1999, and true and correct copies of which have been furnished to the Administrative Agent, with copies to each of the Banks, at least 20 days prior to the Section 8.29 Effective Date, and "Cited Applicable Law" shall mean specific provisions of Applicable Law, citations to which have been furnished to the Administrative Agent at least 20 days prior to the
Section 8.29 Effective Date.

         (ii) (A) The Administrative Agent will notify the Company, on or before the Section 8.29 Effective Date, of the funds determined to be Excluded Funds. Funds referred to in the proviso to the definition of "Excluded Funds" shall constitute "Excluded Funds", whether or not specified in such notice.

            (B) (1) Each Operating Bank Account Subsidiary will advise each Depositary Bank maintaining one of its Operating Bank Accounts before 12:00 noon (local time of such Depositary Bank) on each Transfer Date of the amount of such Operating Bank Account Subsidiary's book balance (the "Book Balance") of the amount of such Operating Bank Account and the amount (the "Excluded Funds Amount") of such balance that constitutes Excluded Funds.

            (2) Each Depositary Bank may, but need not, assume, for purposes of making transfers pursuant to Section 8.29(b)(i), that any statement of the Excluded Funds Amount furnished to it by an Operating Bank Account Subsidiary with respect to an Operating Bank Account is correct. In the absence of each such statement on any Transfer Date, each Depositary Bank may assume that no such balances in such Operating Bank Account are Excluded Funds.

            (iii) Any and all losses, liabilities, claims, damages and expenses incurred by the Administrative Agent, a Bank (including in its capacity as Depositary Bank) or any of their respective directors, officers, employees and agents, from transfers by the Company of Operating Bank Account balances pursuant to Section 8.29(b)(i)(a) that violate Contracts that are not Qualified Agreements or Applicable Law that is not Cited Applicable Law or (b) that constitute Excluded Funds but that a Depositary Bank on the basis of a statement of Excluded Funds Amount assumed were not, shall constitute losses, liabilities, claims, damages and expenses covered by the Company's indemnity, set forth in the last paragraph of Section 11.03; provided that for purposes of that indemnity, it shall be conclusively presumed that any such losses, liabilities, claims, damages and expenses were not incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.


            (iv) The Company shall not permit any Operating Bank Account Subsidiary to make any withdrawals from any of its Operating Bank Accounts, except for (1) the transfers to the Collateral Agent referred to in Section 8.29(b)(i), (2) Permitted Operating Bank Account Withdrawals and (3) withdrawals of Excluded Funds. Each withdrawal by an Operating Bank Account Subsidiary from one of its Operating Bank Accounts pursuant to clause (2) or
(3) of the previous sentence shall constitute a representation and warranty by the Company made at the time of such withdrawal that such withdrawal is a Permitted Operating Bank Account Withdrawal or a withdrawal of Excluded Funds, as the case may be.

            (v) The Company shall, on and after the Amendment No. 6 Effective Date, cause (A) each Insurance Company to continue, subject to Applicable Law, to make transfers of funds to Operating Bank Account Subsidiaries in amounts, and at times, that are at least consistent with its past practices and (B) each Subsidiary of an Insurance Company to continue, subject to Applicable Law, to make transfers of funds to the Insurance Company of which it is a Subsidiary, or to Operating Bank Account Subsidiaries, in amounts, and at times, that are at least consistent with its past practices.

            (vi) The Company shall cause all payments due to be made to Knightsbridge under the Knightsbridge Management Agreement to be made into Knightsbridge's Operating Bank Account.

            (vii) The Company will not permit the Knightsbridge Management Agreement to be amended after the Amendment No. 6 Effective Date without the prior written consent of the Majority Banks, except for amendments required by an Applicable Insurance Regulatory Authority, and amendments solely to reflect Designated Asset Sales or other Designated Asset Sales.

         (c) Section 8.29(a) and (b)(i), (ii), (iii) and (iv) shall not become effective until, but shall, without any further action, become effective on, the 30th day (the "Section 8.29 Effective Date") following the Amendment No. 6 Effective Date.

         (d) Notwithstanding the foregoing, in the event that the funds contained in any Operating Bank Account consist solely of Excluded Funds, the applicable Operating Bank Account Subsidiary shall not be required to transfer (and The Bank of New York and the Depositary Banks are not authorized to transfer) such funds from such Operating Bank Account, and the Security Interests shall not attach to such funds.

         Section 8.30 Other Designated Asset Purchase Contracts. If the Termination Date of the Original PennUnion Contract shall have occurred on or before June 30, 1999, the Company shall, or shall cause one or more of its Subsidiaries to, on or before September 30, 1999, enter into one or more definitive, binding Other Designated Asset Purchase Contracts pursuant to which the Majority Banks have determined that the Company will receive net cash proceeds in an amount not less than $70,000,000 that the Majority Banks have determined will be available to the Company to be applied to the prepayment of Loans no later than December 31, 1999.

         Section 8.31 Proceeds of Cisco Financing. The Company shall cause the proceeds of the Cisco Financing, except to the extent used to prepay installments of rent as required by the terms of the Cisco Financing, to be deposited in the Collateral Account, and only to be used to make Investments in Kivex in an amount not in excess of $1,800,000, and to prepay installments of rent under the Cisco Financing.

         Section 8.32 Subordinated Acknowledgments. The Company shall cause each Subsidiary whose Indebtedness from the Company is to be Subordinated to execute and deliver to the Administrative Agent within thirty days after the Amendment No. 6 Effective Date, an acknowledgement that such Indebtedness is Subordinated in accordance with the terms of the Credit Agreement, except for any Subsidiary in whose Security Agreement such Acknowledgement is contained."

         (aa) Section 9(d) shall be amended to read in its entirety as follows:

         "(d) Any representation, warranty or certification made or deemed made by the Company or any Securing Party in any Loan Document (or in any modification or supplement thereto), or any certificate furnished by, at the request of or on behalf of the Company or any Subsidiary to the Administrative Agent or any Bank pursuant to the provisions thereof shall prove to have been false or misleading as of the time made or furnished in any material respect (for this purpose, certificates furnished by a Financial Officer pursuant to Section 8.01(a) or (b) shall be deemed to be certificates furnished "on behalf of the Company"); or

         (bb) Section 9(e) is hereby amended as follows:

         (i) Existing clause (e) shall:

            (A) be redesignated as subclause (i); and

            (B) The numbers reading "8.19 or 8.20" appearing therein shall be amended to read as follows:

                "Section 8.19, 8.20, 8.21, 8.22, 8.23, 8.24, 8.26, 8.27, 8.28,
         8.29, 8.30 or 8.31";

         (ii) There shall be added to clause (e) a new subclause (ii) reading as follows:

            "(ii) A Securing Party shall default in the performance of any of its obligations under Sections 4.01(b), 4.01(c), 4.03, 5.01(c)(i) and 5.06(c) of its Security Agreement; or a Securing Party shall default in the performance of any of its other obligations under its Security Agreement and such default shall continue unremedied for a period of thirty Business Days after notice thereof to the Company by the Administrative Agent (or by any Bank through the Administrative Agent);or"

         (cc) New clauses 9(q) through 9(cc) shall be added reading as follows:

            "(q) The Company shall fail to receive and pay into the Collateral
                 Account, during the period of March 4, 1999 through the close of business on June 1, 1999, the payments due to be made pursuant to the terms of certain of the Surplus Notes in an aggregate amount of not less than $8,500,000; or

            (r) The Company shall fail to receive and pay into the Collateral Account, during the period of June 2, 1999 through the close of business on September 1, 1999, the payments due to be made pursuant to the terms of certain of the Surplus Notes in an aggregate amount of not less than $600,000; or

            (s) The Company shall fail to receive and pay into the Collateral Account, and pay into the Collateral Account, during the period of September 2, 1999 through the close of business on December 1, 1999 the payments due to be made pursuant to the terms of certain of the Surplus Notes in an aggregate amount of not less than $3,100,000; or

            (t) The Company shall fail to receive and pay into the Collateral Account, during the period of December 2, 1999 through the close of business on February 28, 2000 the payments due to be made pursuant to the terms of certain of the Surplus Notes in an aggregate amount of not less than $9,800,000; or

            (u) The closing (as that term is defined in the PIC Purchase Contract) of the PIC Sale shall not have occurred on or before April 30, 1999, or such later date as may be approved by the Majority Banks; or

            (v) The closing (as that term is defined in the United Life Purchase Contract) of the United Life Sale shall not have occurred on or before May 31, 1999, or such later date as may be approved by the Majority Banks; or

            (w) The closing of the Kivex Sale shall not have occurred on or before July 31, 1999; or

            (x) Unless the Termination Date of the Original PennUnion Purchase Contract shall have occurred prior to July 1, 1999, the closing (as that term is defined in the Original PennUnion Purchase Contract on the Amendment No. 6 Effective Date) of the First PennUnion Sale shall not have occurred on or before June 30, 1999, or, if such Termination Date shall have occurred prior to July 1, 1999, closings (as defined in those Contracts) under one or more Other Designated Asset Purchase Contracts shall not have occurred on or before December 31, 1999, as a result of which the Company shall not have received, on or before December 31, 1999, net cash proceeds in an amount not less than $70,000,000 (or such greater amount as the Majority Banks may have specified in connection with their approval of any such Other Designated Asset Purchase Contract) and the Company shall not have used such proceeds to repay Loans, on or before December 31, 1999, in a principal amount equal to $70,000,000 or such greater amount (or on such later date or in such lesser amount as may be approved by the Majority Banks); or

            (y) The Company shall fail to deliver to the Banks, on or before May 25, 1999, the recapitalization and business plans prepared by Wasserstein Perella & Co. and PricewaterhouseCoopers, LLP; or

            (z) The Company shall make any payment on any of its Indebtedness that is Subordinated in contravention of the applicable terms of subordination; or

            (aa) The Company or any Affiliate shall challenge in writing, including any legal challenge, the authority of The Bank of New York (or any other Depositary Bank), contained in Section 8.29(b)(i), to transfer balances in the Operating Bank Accounts in the manner specified in Section 8.29(b)(i); or

            (bb) Any Subsidiary to which Subordinated Indebtedness is owed by the Company shall challenge in writing, including any legal challenge, whether such Indebtedness is Subordinated; or

            (cc) The Company shall fail to deliver to the Administrative Agent a completed Amended Schedule 8.29(a) by 4:00 p.m. (New York time) on Monday, April 5, 1999.

            (dd) Current Section 9(q) shall be relettered 9(ee).

            (ee) Paragraph (vii) of Section 11.04 shall be amended to read in its entirety as follows:

                "(vii) Release any Collateral, other than Collateral that is the subject of a Designated Asset Sale or an Other Designated Asset Sale;"

            (ff) Section 11.06(b) and (c) shall be amended to delete the phrase "the Company and" wherever such phrase appears therein.

            (gg) Section 11.10 shall be amended by changing the first sentence thereof to read as follows:

            "The rights and duties of the Company, the Banks and the Administrative Agent (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York."


                                      II.

                              SECURITY AGREEMENTS

         1. Amendments to the Company Security Agreement. Upon and after the Amendment No. 6 Effective Date, the Company Security Agreement shall be amended as follows:

         (a) Section 2(p) shall be amended and restated in its entirety as follows:

             "(p) except as otherwise permitted by this Agreement, the books and records of the Company with respect to the Collateral, and the chief executive office and the principal place of business of the Company, are maintained at 717 N. Harwood Street, Dallas, Texas 75201, 2610 Wycliff Road, Raleigh, North Carolina, 27607, c/o Art
             J. Giglio, CPA, 250 East Hartsdale Avenue, Suite 34, Hartsdale, New York 10530, and 590 Madison Avenue, New York, New York 10022."

         (b) Section 3 shall be amended as follows:

             (i) to add the following new clauses (i) through (n), reading as follows:

                 "(i) The Acquisition Notes (as such term is defined in the
                      PennUnion Purchase Contract);

                 (j) The Mortgage Loan Purchase Price Account (as such term is defined in the United Life Consent);

                 (k) The Residential Mortgages and Non-Residential Mortgages required to be purchased by Seller pursuant to Section
                      5.17 of the United Life Purchase Contract;

                 (l)  The Escrow Agreement;

                 (m)  upon the closing of the PennUnion Sale, the Kivex Note;
                      and

                 (n) except to the extent the same otherwise constitutes Collateral, all personal property and rights, including all money, accounts, contract rights, general intangibles, goods, instruments, chattel paper, documents and Bank Accounts, except, (1) in the case of any such property that is a Contract, each such Contract that the grant of a Security Interest therein would require the consent of any party, other than the Company, thereto (if such consent has not been obtained) or would give any such other party to such Contract the right to terminate its obligations thereunder, provided that the foregoing exception shall not affect, limit, restrict or impair the grant by the Company of the Security Interest in any account or general intangible for the payment of money due, or to become due under such Contract, to the extent provided in Section 9-318(4) of the Uniform Commercial Code, (2) in the case of any general intangible that represents a tax refund, any such refund that the Company is obligated under a Tax Treaty to pay to a Subsidiary, and for this purpose, a "Tax Treaty" shall mean a Contract listed on Security Agreement Amended Schedule 3 to Amendment No. 6, provided that Excluded Funds shall not constitute Collateral and (3) in the case of any such property that is a Bank Account, each Bank Account that is a 401(k) account, or to the extent such Bank Account includes balances representing the deposit of withholding taxes (including those for wages, FICA, FUTA and similar employment or employee taxes);"

             (ii)  to reletter existing clauses (i) through (l) appropriately;
and

             (iii) and to add a new final sentence reading as follows:

                   "The disbursement of Collateral from the Collateral Account, for a purpose permitted under Section 8.19(b) at a time when such withdrawal was permitted thereunder, shall constitute a release of such Collateral from the Security Interest."

         (c) Section 4.01(a) shall be amended by adding the following two new final sentences:

         "The Residential Mortgages and Non-Residential Mortgages shall be released to the Company to permit their delivery to the purchasers thereof, upon certification by the Company of the need therefore, such certification to constitute a representation and warranty made under this Agreement. Except during an Event of Default, there shall be released from the Mortgage Loan Purchase Price Account amounts necessary to pay the Post-Closing Mortgage Purchase Price upon certification by the Company of the amount thereof, such certification to constitute a representation and warranty made under this Agreement."

         (d) Section 4.01(b) shall be amended by adding the following two new first sentences:

         "Except as otherwise provided for herein and except for any proceeds ("Loan Repayment Proceeds") which, pursuant to the terms of the Credit Agreement, are required to be applied to the prepayment of Loans, the Collateral Agent shall be entitled to receive and retain all proceeds of Collateral. Loan Repayment Proceeds shall be paid to the Administrative Agent."

         (e) Section 4.01(c) is hereby amended by adding the following new first sentence:

         "The Company shall be permitted to make sales of the Residential Mortgages and Non-Residential Mortgages released to it pursuant to
         Section 4.01(a)."

         (f) Section 4.03 shall be amended and restated in its entirety as follows:

             4.03 Collateral Account. There has heretofore been established at BNY a cash collateral account (the "Collateral Account") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Collateral Agent pursuant to Sections 4.01(b) or 5.06(c) hereof. The Company shall be entitled to withdraw funds therefrom solely for (i) prepaying the Loans (including prepayments pursuant to Section 3.03(c)(i) of the Credit Agreement but not prepayments pursuant to Section 3.02(c)(ii) of the Credit Agreement), (ii) paying (x) Interest Expenses of the Company,
         (y) ordinary course operating expenses of the Company that are currently due and are not prepayments of such expenses, and (z) unpaid restructuring charges of the Company principally connected to the Company's closing of its Maryland and New York offices and incurred after the Amendment No. 6 Effective Date in an amount not to exceed $12,000,000 minus the aggregate of the amounts set forth on Amended
         Schedule 8.19(b) to Amendment No. 6 to the Credit Agreement, (iii) making capital contributions to Insurance Company Subsidiaries pursuant to Mandated Capital Requirements, (iv) making Investments after the Amendment No. 6 Effective Date in Kivex (A) out of the proceeds of the Cisco Financing in an aggregate amount not more than $1,800,000 and (B)in an aggregate amount not in excess of $1,100,000, but only after the proceeds of the Cisco Financing in an amount not less than $800,000 have been so invested, and only on or before June 30, 1999, (v) paying Operating Bank Account Indebtedness and (vi) after an Event of Default, paying its Secured Obligations; provided that, except for withdrawals pursuant to clauses (v) and (vi), no Default shall exist at the time of such withdrawal. Any withdrawal by the Company pursuant to this Section 4.03 shall be deemed a representation and warranty that any funds so withdrawn will be used in accordance with this Security Agreement. Upon the occurrence and continuance of an Event of Default, the Collateral Agent may in its discretion apply or cause to be applied the balance from time to time outstanding in the Collateral Account to the payment of the Secured Obligations in the manner specified in
         Section 5.09 hereof.

         (g) Section 5.01(c) shall be amended by:

             (i) deleting the word "and" at the end of clause (iv);

             (ii) changing the "." at the end of clause (v) and substituting therefor "; and"; and

             (iii) adding a new clause (vi) reading as follows:

             "(vi) in the case of each Operating Bank Account that is Collateral, enter into, no later than, in the case of Operating Bank Accounts existing on the Amendment No. 6 Effective Date that are with Depositary Banks that are Banks, the Section 8.29 Effective Date and, in the case of those that are with Depositary Banks that are not Banks, 50 days after the Section 8.29 Effective Date, and, in the case of Operating Bank Accounts opened after the Amendment No. 6 Effective Date, no later than 30 days after the opening of such Operating Bank Account, arrangements with the Person maintaining such Operating Bank Account, which shall be in form and substance acceptable to the Collateral Agent, giving the Collateral Agent dominion and control over such Operating Bank Account. "Dominion and control" shall mean that the Collateral Agent shall have the authority to block withdrawals from the Operating Bank Account during an Event of Default, unless the Majority Banks shall have otherwise consented in writing. "Dominion and control" shall not mean that the Person maintaining such Operating Bank Account may not exercise from time to time any right of set off, charge back or the like that it may be entitled to assert."

         (h) Section 5.06(c) and (d) shall be amended to read in their respective entireties as follows:

             "(c) All Distribution Collateral, all payments of principal of or interest on the Surplus Notes and other Notes Collateral, all other proceeds of Collateral and all other cash or other property received by the Company (collectively, "Collateral Account Funds") shall be delivered directly to the Collateral Agent and deposited by the Collateral Agent in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and the Company further agrees that it will (i) hold in trust for the Collateral Agent Collateral Account Funds that the Company may receive to which the Collateral Agent shall be entitled pursuant to this Section 5.06(c), (ii) not commingle any Collateral Account Funds received by the Company that it is required to hold in trust with any of its other funds or property,
         (iii) deliver any such Collateral Account Funds received by the Company to the Collateral Agent in the identical form received promptly upon receipt thereof, and (iv) shall cause any payments required to be made by a Subsidiary to the Company under the Notes Collateral to be deposited directly to the Collateral Account, and if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent any necessary endorsements or appropriate stock or bond powers duly executed in blank and appropriate additional dividend, distribution and other orders and documents to that end.

             (d) Subject to Section 5.06(c), the Company shall not make or consent to any amendment or other modification or waiver with respect to the Stock Collateral in a manner adverse to the Secured Creditors taken as a whole or enter into or permit to exist any restriction with respect to any rights under the Stock Collateral other than restrictions arising under the Loan Documents."

         2. Amendments to the Security Agreements. Reference is hereby made to the Security Agreements, dated as of September 4, 1998, between the Collateral Agent and each of the Securing Parties. The Security Agreements, as amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects confirmed, approved and ratified.
The Security Agreements are hereby amended as follows:

             (a) Section 2 shall be amended as follows:

                 (i) in the case of the Security Agreement of American-Amicable Holdings Corporation, Section 2(f) shall be amended to insert after "10022" the following:
                      ", c/o Art J. Giglio, CPA, 250 East Hartsdale Ave., Suite 34, Hartsdale, New York 10530"; and

                 (ii) in the case of the Security Agreement of Southwestern
                      Financial Corporation, Section 2(g) shall be amended to insert after "10022" the following: ", c/o Art J. Giglio, CPA, 250 East Hartsdale Ave., Suite 34, Hartsdale, New York 10530, c/o Southwestern Financial Services, 717 North Harwood Street, Dallas, TX 75201".

             (b) Section 3 shall be amended as follows:

                 (i)  to add the following new clause (i), reading as follows:

                 "(i) except to the extent the same otherwise constitutes
                      Collateral, all personal property and rights, including all money, accounts, contract rights, general intangibles, goods, instruments, chattel paper, documents and Bank Accounts (including Operating Bank Accounts), except, (1) in the case of any such property that is a Contract, each such Contract that the grant of a Security Interest therein would require the consent of any party, other than the Company, thereto (if such consent has not been obtained) or would give any such other party to such Contract the right to terminate its obligations thereunder, provided, that the foregoing exception shall not affect, limit, restrict or impair the grant by the Company of the Security Interest in any account or general intangible for the payment of money due, or to become due under such Contract, to the extent provided in
                      Section 9-318(4) of the Uniform Commercial Code, (2) in the case of any general intangible that represents a tax refund, any such refund that the Company is obligated under a Tax Treaty to pay to a Subsidiary, and for this purpose, a Tax Treaty shall mean a Contract listed on Security Agreement Amended Schedule 3 to Amendment No. 6, provided that Excluded Funds shall not constitute Collateral and (3) in the case of any such property that is a Bank Account, each Bank Account that is not an Operating Bank Account and that is a 401(k) account, or to the extent such Bank Account includes balances representing the deposit of withholding taxes (including those for wages, FICA, FUTA and similar employment or employee taxes);" and

                 (ii) to reletter existing clauses (i) through (l)
                      appropriately.

         (c) Section 5.01(c) shall be amended by:

             (i)   deleting the word "and" at the end of clause (iv);

             (ii) changing the "." at the end of clause (v) and substituting therefor "; and"; and

             (iii) adding a new clause (vi) reading as follows:

             "(vi) in the case of each Operating Bank Account that is
                   Collateral, enter into, no later than, in the case of Operating Bank Accounts existing on the Amendment No. 6 Effective Date that are with Depositary Banks that are Banks, the Section 8.29 Effective Date and, in the case of those that are with Depositary Banks that are not Banks, 50 days after the Section 8.29 Effective Date, and, in the case of Operating Bank Accounts opened after the Amendment No. 6 Effective Date, no later than 30 days after the opening of such Operating Bank Account, arrangements with the Person maintaining such Operating Bank Account, which shall be in form and substance acceptable to the Collateral Agent, giving the Collateral Agent dominion and control over such Operating Bank Account. "Dominion and control" shall mean that the Collateral Agent shall have the authority to block withdrawals from the Operating Bank Account during an Event of Default, unless the Majority Banks shall have otherwise consented in writing. "Dominion and control" shall not mean that the Person maintaining such Operating Bank Account may not exercise from time to time any right of set off, charge back or the like that it may be entitled to assert."

         (d) Section 5.06(c) and (d) shall be amended to read in their respective entireties as follows:

            "(c) All Distribution Collateral, all payments of principal of or interest on the Surplus Notes and other Notes Collateral, and all other proceeds of Collateral (collectively, "Collateral Account Funds") shall be delivered directly to the Collateral Agent and deposited by the Collateral Agent in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and the Company further agrees that it will (i) hold in trust for the Collateral Agent Collateral Account Funds that the Company may receive to which the Collateral Agent shall be entitled pursuant to this
         Section 5.06(c), (ii) not commingle any Collateral Account Funds received by the Company that it is required to hold in trust with any of its other funds or property, (iii) deliver any such Collateral Account Funds received by the Company to the Collateral Agent in the identical form received promptly upon receipt thereof, and (iv) shall cause any payments required to be made by a Subsidiary to the Company under the Notes Collateral to be deposited directly to the Collateral Account, and if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent any necessary endorsements or appropriate stock or bond powers duly executed in blank and appropriate additional dividend, distribution and other orders and documents to that end.

                 (d) Subject to Section 5.06(c), the Company shall not make or consent to any amendment or other modification or waiver with respect to the Stock Collateral in a manner adverse to the Secured Creditors taken as a whole or enter into or permit to exist any restriction with respect to any rights under the Stock Collateral other than restrictions arising under the Loan Documents."


            (e) Section 6.14 shall be amended and restated in its entirety to read as follows:


            "6.14 Governing Law, Submission to Jurisdiction. The rights and duties of the Company and the Collateral Agent (including matters relating to the Maximum Permissible Rate) shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York. The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement, the other Security Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Collateral Agent, any Bank, any affiliate of any of them and any director, officer, employee or agent of any of them to serve process in any other manner permitted by law or shall limit the right of the Collateral Agent, any Bank, any affiliate of any of them and any director, officer, employee or agent of any of them to bring proceedings

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

         against the Company in the courts of any other jurisdiction. Any judicial proceeding by the Company against the Collateral Agent or any Bank arising out of or relating to this Agreement, the other Security Documents or the transactions contemplated hereby or thereby shall be brought only in a court located in, in the case of the Collateral Agent, the City and State of New York and, in the case of a Bank, the jurisdiction in which such Bank's principal United States office is located."


            (f) A new Section 6.15 shall be added as follows:


            "6.15 Waiver of Jury Trial. THE COMPANY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY."


            (g) Existing Sections 6.15 and 6.16 shall be renumbered 6.16 and 6.17, respectively.


            (h) A new Section 6.18 shall be added reading as follows:


            "Section 6.18 Acknowledgment of Subordination. The Company hereby acknowledges that any present and future Indebtedness (other than Operating Bank Account Indebtedness that does not represent the transfer of Designated Asset Sale Proceeds) payable by the Borrower to the Company is Subordinated in accordance with the terms of the Credit Agreement."


         3. Representations and Warranties. In order to induce the Banks to execute and deliver Amendment No. 6 (the "Amendment"), the Credit Agreement, the Company and each Securing Party hereby represents and warrants as follows:

            (a) The Company and each Securing Party has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute, deliver and perform in accordance with their respective terms, this Amendment and the Credit Agreement, as amended by this Amendment. This Amendment has been duly executed and delivered by the duly authorized officers of the Company and each Securing Party and is, and the Credit Agreement, as amended by this Amendment is, the legal, valid and binding obligation of the Company and each Securing Party enforceable in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance in accordance with their respective terms by the Company of this Amendment and the Credit Agreement, as amended by this Amendment, and the execution, delivery and performance in accordance with their respective terms by each Securing Party of this Amendment and Security Agreement, as amended by this Amendment, do not and (absent any change in any Applicable Law or applicable Contract) will not (A) require any Governmental Approval or any other consent or approval, including any consent or approval of the stockholders of the Company or of any Subsidiary, to have been obtained, or any Governmental Registration to have been made, other than Governmental Approvals and other consents and approvals and Governmental Registrations that have been obtained or made, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such consents or approvals required under any Applicable Law or Contract as in effect on the Amendment No. 6 Effective Date, are listed on Schedule 3(a) hereto, or (B) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest) upon any assets of the Company or any Securing Party or any Subsidiary under (1) any Contract to which the Company, any Securing Party, or any Subsidiary is a party or by which the Company, any Securing Party, or any Subsidiary or any of their respective properties may be bound, or (2) any Applicable Law. As used herein, "Governmental Approval" shall mean any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit; "Governmental Registration" shall mean any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.


         (b) The Information set forth on the Amended Schedules attached hereto on the Amendment No. 6 Effective Date is complete and correct in all material respects as of the Amendment No. 6 Effective Date.


         (c) Each Questionnaire referred to in paragraph 4(a)(ii), is, as of the Amendment No. 6 Effective Date, complete and correct in all material respects.

         (d) The name and state of incorporation of each New Securing Party is set forth on Annex A.

         (e) The Company will be, before the Section 8.29 Effective Date, duly authorized by each of the Operating Bank Account Subsidiaries to authorize The Bank of New York and the other Depositary Banks to take the actions specified in Section 8.29(b)(i), other than any such action that would violate an Applicable Law applicable to an Insurance Company or any Subsidiary of an Insurance Company.

         (f) (i) Each Insurance Company is presently transferring funds to Operating Bank Account Subsidiaries in amounts and at times that are consistent with its past practices and there has been no material deviation from those past practices at any time during the six months ending on the Amendment No. 6 Effective Date.

             (ii) Each Subsidiary of an Insurance Company is presently transferring funds to the Insurance Company of which it is a Subsidiary, or to Operating Bank Account Subsidiaries, in amounts and at times that are consistent with its past practices, and there has been no material deviation from those past practices at any time during the 6 months ending on the Amendment No. 6 Effective Date.

         (g) Each of the Qualified Agreements was executed and delivered and became effective prior to March 1, 1999.

         (h) (i) On the Amendment No. 6 Effective Date, the number of shares of the Company's common stock $.01 par value, subject to outstanding Stock Options is 5,286,977.

                 (ii) On the Amendment No. 6 Effective Date, the number of shares of the Company's common stock $.01 par value, subject to Stock Options that remain to be granted under a Schedule Stock Option Plan is 1,053,792.

             (i) Amended Schedule 3(i) to Amendment No. 6 is a complete and accurate organizational chart of the Company and its Subsidiaries, as of the Amendment No. 6 Effective Date.

             (j) Each of the foregoing representations and warranties shall be made at and as of the Amendment No. 6 Effective Date.

         4. Conditions to Effectiveness: Amendment No. 6 Effective Date. This Amendment shall be effective as of the date first written above, but shall not become effective as of such date until the date (the "Amendment No. 6 Effective Date"):

             (a) the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:


                 (i) this Amendment duly executed by the Company, the Administrative Agent, and each Bank;

                 (ii) a duly executed Questionnaire from each Securing Party that is not a Possible Securing Party;

                 (iii) a duly executed Security Agreement in the form attached hereto as Schedule 4(a)(vi) from each New Securing Party;

                 (iv) appropriate UCC-3 forms for each Securing Party for each jurisdiction in which filings against such Securing Party have been made, and appropriate UCC-1 forms for each New Securing Party for each jurisdiction in which filings against such New Securing Party are necessary, duly executed by the respective Securing Party or New Securing Party;

             (b) The Company shall have paid to the Agent:

                 (i) all amounts payable by the Company pursuant to Section
         11.02 (Expenses; Indemnification) for which invoices have been delivered to the Company.

                 (ii) for the account of each Bank all amounts payable to such Bank under the Credit Agreement for which invoices have been delivered to the Company.

                 (iii) for the account of each Bank, a non-refundable amendment fee in an amount equal to 0.25% of such Bank's Commitment immediately prior to the Amendment No. 6 Effective Date.

             (c) KPMG shall have delivered, or be delivering, to the Company, with a copy to the Administrative Agent, a clean opinion from its independent auditors of the

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

Company's year end consolidated financial statements. An adverse opinion, disclaimer of opinion or qualified opinion would not be a "clean" opinion.

             (d) The Company shall have deposited in the Collateral Account, the $2,800,000 KB Management promote fee and the $2,200,000 American Amicable intercompany loan repayment proceeds.

             (e) In addition to the amounts referred to in Section 4(d), the Company shall, on or before the Amendment No. 6 Effective Date, have caused there to be deposited in the Collateral Account not less than $400,000 from the balances of good funds in the Operating Bank Accounts.

         5. Governing Law. The rights and duties of the Company, the Agent and the Banks under this Amendment shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

         6. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         7. Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

                                      38